                                                                       EXHIBIT B


                              Employment Agreement
                              --------------------


     This Employment Agreement (the "Agreement") is entered into by and between Dart Group Corporation (the "Company") and Richard B. Stone ("Executive") as of the 12th day of February, 1998.


I.   EMPLOYMENT.
     ----------

     The Company hereby employs Executive and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, for a three year term running from February 12, 1998, to and including February 12, 2001. This Agreement is subject to renewal only as set forth in Section VI below. The term of this Agreement, including extensions thereof, is referred to as the "Term."

II.  DUTIES.
     ------

     A. Executive shall serve during the course of his employment as Chairman and Chief Executive Officer of the Company and each of its subsidiaries, and shall have such other duties and responsibilities as the Board of the Company shall determine from time to time.

     B. Executive agrees to devote substantially all of his professional time, energy and ability as is reasonably necessary to accomplish the business of the Company. Nothing herein shall prevent Executive, upon approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of the Company. Nothing herein shall prevent Executive from investing in real estate for his own account or from becoming a passive partner or a passive stockholder in any corporation, partnership or other venture not in direct competition with the business of the Company.

     C. For the term of this Agreement, Executive shall report directly to the Board of Directors of the Company. Executive shall be given such authority as is appropriate to carry out the duties described above and all executives of the Company and its subsidiaries shall report directly to Executive or his designee. Executive shall also serve as Chairman of the Board of Directors.

III. COMPENSATION AND BENEFITS.
     -------------------------

     A.   Salary.  The Company will pay to Executive a base salary at the rate
          ------
of $550,000 per year. Such salary shall be earned weekly and shall be payable in periodic installments in accordance with the Company's customary practices for executive officers. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Company will review Executive's salary at least annually. The Company may in its discretion increase Executive's salary but it may not reduce it during the Term.

     B.   Additional Compensation.  To incentivize Executive to maximize
          -----------------------
stockholder value in a timely manner, Executive shall be entitled to additional compensation comprised of three components: (1) stock options, (2) restricted stock and (3) cash payments, in each case as provided below. For the purposes of this Agreement, a "Total Sale" of the Company is deemed to have occurred either when (x) substantially all of the common stock of the Company is converted into cash, securities or other property (including pursuant to a transaction using recapitalization accounting) or (y) substantially all of the Company's businesses (i.e. the businesses generating 90% or more of the revenues
                      ---
of the Company) have been sold or otherwise divested. The closing date of the transaction that gives rise to a Total Sale shall be deemed the date of the Total Sale. For purposes of this Agreement, a "Change of Control" occurs when any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total voting power of the voting stock of the Company.

     C.   Grant of Option; Exercise Price.  Subject to the terms and conditions
          -------------------------------
set forth herein, the Company hereby grants to Executive options to purchase 30,000 shares at a price per share of $108.00 (as from time to time adjusted hereunder, the "Exercise Price"), which shall vest as provided below and expire five years from the date of this Agreement. These options shall be nonqualified stock options. The Exercise Price and the number of shares purchasable upon exercise of an option shall be subject to adjustment, and Executive will be entitled to certain notifications, in each case as provided in Exhibit A.

          1.   Exercisability of Option.  With respect to vested options, upon
               ------------------------
payment of the Exercise Price at the time in effect hereunder, the Company shall cause to be issued and shall deliver to Executive a certificate for the shares issuable upon such exercise. Such certificate shall be deemed to have been issued as of the date of the surrender of the option as to such number of shares and payment of the Exercise Price. Fractional share interests shall be disregarded, but may be accumulated. No fewer than 50 shares may be purchased at any one time, unless the number purchased is the total number at the time remaining for purchase under the options. The options shall be exercisable by the delivery to the Company of a written notice substantially in the form of Exhibit B hereto stating the number of shares to be purchased pursuant to the options and accompanied by payment in full in accordance with this Agreement, in an amount equal to the Exercise Price per Share multiplied by the number of shares to be purchased.

          2.  Permitted Consideration.  The purchase price of any shares
              -----------------------
purchased on exercise of a vested option shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Company; or (iii) by the delivery of shares owned by Executive or vested stock options held by Executive. Any shares or stock options used to satisfy the Exercise Price of an option shall be valued at their fair market value on the date of exercise (as mutually determined by the Board of Directors and Executive) and shall have been owned by Executive or have been vested for at least six months prior to the exercise.

          3.   Vesting.  When each business unit is sold or otherwise divested,
               -------
a percentage of Executive's stock options shall vest and become exercisable. Stock options shall become exercisable upon vesting. The percentages of Executive's stock options that shall vest at the sale or divestiture of each business unit are as follows:

                                    % of Stock Options Vesting
          Business Divested         (Number of Dart Shares)
          -----------------         --------------------------
          Trak Auto                 30% vest (9,000 shares)
          Crown Books               15% vest (4,500 shares)
          Total Beverage            10% vest (3,000 shares)
          Shoppers                  45% vest (13,500 shares)

Regardless of the sale or divestiture of the Company's business units, all of the unvested options shall vest 4 1/2 years from the date of this Agreement if executive is employed by the Company (or its successor) at such time. In case of a Change of Control or a Total Sale of the Company, all options shall vest immediately. The exercise price of the options shall be the Exercise Price.

          4.   Payment of Taxes.  The Company shall pay all documentary stamp
               ----------------
taxes, if any, attributable to this Agreement or the issuance of any of the shares or other securities upon the exercise of the options.

          5.   Reservation of shares.  The Company will at all times reserve and
               ---------------------
keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares or its authorized and issued shares held in its treasury, for the purpose of enabling it to satisfy any obligation to issue shares upon exercise of the options, the full number of shares deliverable upon exercise of the options. Before taking any action which would cause an adjustment pursuant to Exhibit A reducing the Exercise Price below the then par value (if any) of the shares issuable upon exercise of the options, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares at the Exercise Price as so adjusted.

          6.  Representations of the Company; Obtaining Approvals and Stock
              -------------------------------------------------------------
Exchange Listings; Registration Rights.  The Company covenants and represents
--------------------------------------
that all shares which may be issued upon the exercise of the options will, upon issuance, be fully paid and nonassessable and free from all taxes (other than withholding taxes on income and wages), liens, charges and security interests with respect to the issue thereof. The Company will in good faith, and as expeditiously as possible, take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under Federal and State securities laws, necessary in connection with the issuance of the options, the exercise of the options, and the issuance, sale, transfer and delivery of shares upon exercise of the options by Executive, provided that the foregoing
                                                  -------- ----
provisions of this sentence shall not be deemed to require registration of the options or the shares issuable on exercise of the options under the Securities Act of 1933, as amended, or similar state securities laws.

     D.   Restricted Stock.  Executive shall also receive promptly upon
          ----------------
execution hereof 6,000 shares of common stock of the Company. Such shares received by Executive shall vest as described below. When each business unit is sold or divested, a percentage of Executive's restricted stock shall vest as follows:

                                    % of Shares Vesting
          Business Divested         (Number of Dart Shares)
          -----------------         --------------------------
          Trak Auto                 30% vest (1,800 shares)
          Crown Books               15% vest (900 shares)
          Total Beverage            10% vest (600 shares)
          Shoppers                  45% vest (2,700 shares)

Regardless of the sale or divestiture of the Company's business units, all of the unvested shares shall vest 4 1/2 years from the date of this Agreement if Executive is employed by the Company (or its successor) at such time. In case of a Change of Control or a Total Sale of the Company, all unvested restricted stock shall vest immediately. When Executive's taxes become due and payable as a result of the receipt or vesting of the restricted stock, the Company agrees to loan Executive such amounts as are necessary to make any required tax payments, including all taxes, interest, penalties, additions to tax and costs imposed or incurred with respect to the restricted stock. Each such loan shall bear simple interest at the applicable federal rate, payable annually, and shall mature on the later of a Total Sale of the Company and the fifth anniversary of the making of such loan; provided that each such loan will be mandatorily
                         --------
prepaid from the proceeds of the sale or other divestiture of the shares to which such loan related (e.g. if the loan related to 100 shares and 50 of such shares were sold by Executive, one half of the loan would be mandatorily prepayable from the proceeds of such sale). Each such loan may be prepaid at any time without premium or penalty.

          1.  Dividends; Voting Rights.  As of the date of this Agreement,
              ------------------------
Executive shall be entitled to cash dividends declared with respect to the shares of restricted stock issued hereunder. Any securities or other property receivable in respect of the restricted stock by Executive as a result of any dividend or other distribution, conversion or exchange of or with respect to the restricted stock will be subject to the restrictions and risks of forfeiture set forth herein to the same extent as the shares of restricted stock to which such securities or other property relate. As of the date of this Agreement, the Executive shall be entitled to voting rights with respect to the shares of restricted stock issued hereunder.

          2.   Certificates.  Within 10 days after the date of this Agreement,
               ------------
the Company shall issue a certificate or certificates for the shares of restricted stock issued hereunder, registered in the name of Executive, which certificate(s) shall upon redelivery thereof to the Company pursuant to Section III.D.3 below be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby are forfeited hereunder. The certificate(s) representing shares forfeited hereunder and any shares accumulated thereon shall be cancelled; any other rights or property accumulated in respect thereof also shall be forfeited and shall revert to the Company. The certificate(s) representing restricted shares shall bear a legend referring to this Agreement and restrictions and limitations on such shares.

          3.   Certificates to be Held by the Company; Power of Attorney.  Upon
               ---------------------------------------------------------
delivery to Executive of the certificate(s) representing shares awarded to Executive hereunder, Executive shall redeliver such certificate(s) to the Company, together with a stock power or stock powers, in blank, with respect to such certificate(s), to be held by the Company pursuant to the terms hereof. Executive, by acceptance of this Agreement, shall be deemed to appoint the Company and each of its authorized representatives as Executive's attorney(s)- in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Company hereunder) or related property or rights to the Company as may be required hereunder, and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

          4.   Delivery of Certificates.  Promptly after the lapse or other
               ------------------------
release of restrictions in accordance with the terms hereof, a certificate or certificates evidencing the number of shares of Common Stock as to which the restrictions have lapsed or been released shall be delivered to Executive. The shares so delivered shall no longer be restricted stock or restricted shares hereunder.

     E.   Cash Bonus.  If (a) a Total Sale of the Company occurs on or before
          ----------
December 31, 1999 and (b) the fair market value per share of the consideration received by stockholders in connection with all transactions resulting in the Total Sale (as determined by the Board of Directors) exceeds the Exercise Price, Executive shall be paid a cash bonus determined as provided below. The amount of the cash bonus shall be: (i) $700,000 if the Total Sale occurs on or prior to December 31, 1998, (ii) $612,500 if the Total Sale occurs after December 31, 1998 and on or prior to March 31, 1999, (iii) $525,000 if the Total Sale occurs after March 31, 1999 and on or prior to June 30, 1999, (iv) $435,000 if the Total Sale occurs after June 30, 1999 and on or prior to September 30, 1999, and (v) $350,000 if the Total Sale occurs after September 30, 1999 and on or prior to December 31, 1999. If a Total Sale does not occur by December 31, 1999, or if the fair market value per share of the consideration received by stockholders in connection with all transactions resulting in the Total Sale (as determined by the Board of Directors) is less than the Exercise Price, Executive shall not be entitled to a cash bonus under this Section.

     F.   Excise Tax on Payments Due Because of a Change of Control.  If a
          ---------------------------------------------------------
transaction described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended, occurs with respect to the Company, that results in Executive receiving payments pursuant to this Agreement because of a Change in Control (the "Payments"), that are subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision or any comparable provision of state or local income tax law, then the Company shall pay to Executive an additional cash payment (the "Gross-Up Payment") in an amount such that after Executive pays all taxes, interest, penalties, additions to tax and costs imposed or incurred with respect to the Payments and the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to any excise tax imposed on him. This provision is intended to put Executive in the same position as Executive would have been had no excise tax been imposed upon or incurred as a result of any payment due to a Change in Control.

     G.   Non-transferability.  Except as provided in this Section, the options
          -------------------
under this Agreement are exercisable only by Executive. Prior to vesting, the options and the restricted stock issued hereunder are nontransferable and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Company), except by operation of law or by will or the laws of descent and distribution. The Company shall disregard any attempt at transfer, assignment or other alienation prohibited hereby.

     H.   Performance-Based Awards.  Prior to the date of this Agreement, the
          ------------------------
performance criteria conditioning the grant of the options hereunder and the cash bonus provided for under Section III.E. (the "Performance Awards") hereof were approved by the Compensation Committee of the Company. The eligible class of persons for Performance Awards consists of Executive. In no event shall grants of Performance Awards to Executive hereunder during the initial three year term hereof relate to more than 30,000 shares or to a cash amount of more than $700,000 (it being understood that the 6,000 restricted shares do not constitute Performance Awards). Before any Performance Award is vested or paid hereunder, the Compensation Committee must certify that the conditions of vesting or payment were satisfied.

     I.  Savings and Retirement Plans.  Executive shall be entitled to
         ----------------------------
participate in all savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company.

     J.   Welfare Benefit Plans.  Executive and his family shall be eligible for
          ---------------------
participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company.

     K.   Expenses.  Executive shall be entitled to receive prompt reimbursement
          --------
for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other executives of the Company.

     L.   Fringe Benefits.  Executive shall be entitled to fringe benefits in
          ---------------
accordance with the plans, practices, programs and policies as in effect generally with respect to other executives of the Company.

     M.   Vacation.  Executive shall be entitled to paid vacation in accordance
          --------
with the plans, policies, programs and practices as in effect generally with respect to other executives of the Company, but in no case shall Executive accrue fewer than 20 days of paid vacation per year.

     N.   Legal Fees.  The Company agrees to reimburse Executive for any fees
          ----------
and expenses, including legal fees and expenses, incurred by Executive in connection with (i) the negotiation, execution and delivery of this Agreement and (ii) the enforcement of any rights of Executive under this Agreement.

IV.  TERMINATION.
     -----------

     A.   Cause.  The Company may terminate Executive's employment for Cause.
          -----
For purposes of this Agreement, "Cause" shall mean that the Board members, other than Executive, unanimously determine that Executive has engaged in or committed: theft, fraud or other illegal conduct; or material breach of this Agreement, provided, however, that no event or circumstance shall constitute
           --------  -------
Cause within the meaning of this clause unless Executive has been given written notice in accordance with Section XIV of the events or circumstances constituting Cause and has failed to effect a cure thereof within 30 calendar days following the giving of such notice.

     B.   Death or Disability.  Executive's employment shall terminate
          -------------------
automatically upon Executive's death. If Executive suffers a Permanent Disability (as defined below) which results in an absence from full-time performance of his duties for a period of five consecutive months, then the Company shall be entitled to terminate his employment. In that event, the Company must give to Executive written notice in accordance with Section XIV of its intention to terminate Executive's employment, and Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive, so long as, within the 30 days after such receipt, Executive shall not have returned to full-time performance of his duties. For purposes of this Agreement, "Permanent Disability" shall mean a physical or mental impairment which substantially limits a major life activity of Executive and which renders Executive unable to perform the essential functions of his position, even with reasonable accommodation which does not impose any undue hardship on the Company.

     C.   Resignation for Good Reason.  Executive may resign for "Good Reason."
          ---------------------------
For purposes of this Agreement, "Good Reason" shall mean the resignation of Executive after the Company, without express consent of Executive, materially breaches the Agreement; Executive notifies the Company in writing in accordance with Section XIV of the nature of such material breach; and the Company does not correct such material breach within 30 calendar days after its receipt of such notice. The Company acknowledges and agrees that a material breach for purposes of this provision shall include, but not be limited to, any material reduction in Executive's duties or authority (whether or not accompanied by a change in title), or any diminution in Executive's title.

     D.   Obligations of the Company Upon Termination.
          -------------------------------------------

          1.   Termination for Cause or Resignation Without Good Reason.  If
               --------------------------------------------------------
Executive is terminated for Cause or if Executive resigns from the Company without Good Reason, this Agreement shall terminate without further obligations to Executive other than for the timely payment of: (i) Executive's annual base salary through the date of termination to the extent not theretofore paid, any vested restricted stock, and any cash bonus to which Executive is entitled, on or prior to the date of termination, (ii) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (i) and (ii) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Executive within 30 days of the termination date. Any of Executive's options that are vested on or prior to the date of termination will not be forfeited. If Executive is terminated for Cause, such vested options may be exercised by Executive at any time within thirty days from the date of termination, and if Executive resigns without Good Reason, such vested options may be exercised by Executive at any time within one year from the date of termination. Any unvested restricted stock or stock options shall be forfeited. If it is subsequently determined that the Company did not have Cause for termination under this Section IV.D.1, then the Company's decision to terminate shall be deemed to have been made under
Section IV.D.3 and Executive is entitled to the amounts payable thereunder.

          2.  Termination for Death or Disability.  If Executive's employment is
              -----------------------------------
terminated by the Company because of Executive's death or Permanent Disability any time after May 12, 1998, this Agreement shall terminate without further obligations to Executive other than for the timely payment to Executive or his estate or beneficiary, as applicable, of (a) the Accrued Obligations, (b) payment to Executive of any amounts due pursuant to the terms of any applicable welfare benefit plans, and (c) payment to Executive of the cash payment in the amounts set forth in Section III.E if a Total Sale occurs within the time periods set forth therein. Any of Executive's options that are vested on or prior to the date of termination shall not be forfeited and may be exercised by Executive or Executive's estate at any time within one year from the date of termination. Any unvested restricted stock or stock options shall be forfeited.

          3.   Termination By the Company for Other than Cause, Death or
               ---------------------------------------------------------
Disability, and Resignation for Good Reason.  If the Company terminates
-------------------------------------------
Executive's employment for other than Cause, death or Permanent Disability, or if Executive resigns for Good Reason, this Agreement shall terminate with the following obligations to Executive: (a) the timely payment of Accrued Obligations; and (b) payment to Executive of the cash payment to which Executive is entitled in the amounts set forth in Section III.E. if a Total Sale occurs within the time periods set forth therein. In addition all unvested stock options shall vest immediately upon the date of termination and all of Executive's unexercised stock options may be exercised by Executive at any time within five years from the date of this Agreement. All unvested restricted stock shall be forfeited on the date of such termination for other than Cause, death or Permanent Disability or resignation for Good Reason.

          4.   Termination By the Company After a Total Sale of the Company.
               ------------------------------------------------------------
After a Total Sale of the Company, if Executive has received all of the compensation provided for under this Agreement (including vesting of all restricted stock, vesting of all stock options and the payment contemplated by
Section III.E), the Company may at its option, within 15 days of the consummation of the Total Sale of the Company, terminate this Agreement upon 30 days' written notice to Executive. In such event, the Company shall have no further obligations to compensate Executive hereunder except with respect to obligations of the Company that survive termination of this Agreement and as required by law.

V.   ARBITRATION.
     -----------

     Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Washington, D.C. in accordance with the American Arbitration Association's National Rules for the Resolution of Employment

Disputes, including that the arbitrator's fees and expenses shall be paid entirely by the Company.

VI.  RENEWAL.
     -------

     This Agreement shall be automatically renewed for one additional year each year after the expiration of the stated term, unless either party gives written notice in accordance with Section XIV of his or its desire to modify or terminate the Agreement and such notice is given at least thirty (30) days prior to the expiration of this Agreement (or any renewal). Upon renewal pursuant to this Section VI, unless the parties agree to modify this Agreement, no stock options, restricted stock, or cash bonus shall be awarded to Executive in addition to those amounts to which he is entitled in the original term of this Agreement. If a notice is sent by the Company pursuant to this Section VI, indicating that the Company wishes to terminate Executive's relationship with the Company at the end of the term of this Agreement (or any renewal), such notice shall be deemed a termination of Executive without Cause and Section IV.D.3 shall apply. If a notice is sent by Executive pursuant to this Section VI, indicating that Executive wishes to terminate his relationship with the Company at the end of the term of this Agreement (or any renewal), such notice shall be deemed a resignation by Executive without Good Reason and Section IV.D.1 shall apply.

VII. SUCCESSORS.
     ----------

     A. This Agreement is personal to Executive and shall not, without the prior written consent of the Company, be assignable by Executive.

     B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise.

VIII.  WAIVER.
       ------

     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

IX.  MODIFICATION.
     ------------

     This Agreement may not be amended or modified other than by a written agreement executed by Executive and the Company, with the approval of a majority of the Board of Directors.

X.   SAVINGS CLAUSE.
     --------------

     If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

XI.  COMPLETE AGREEMENT.
     ------------------

     This Agreement constitutes and contains the entire agreement and final understanding concerning Executive's employment with the Company and the other subject matters addressed herein between the parties. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated agreement.

XII. GOVERNING LAW.
     -------------

     This Agreement shall be deemed to have been executed and delivered within the District of Columbia, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, by the laws of the District of Columbia without regard to principles of conflict of laws.

XIII.  CONSTRUCTION.
       ------------

     Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

XIV. COMMUNICATIONS.
     --------------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to Executive at 4508 Foxhall

Crescents, N.W., Washington, D.C. 20007, or addressed to the Company at 3300 75th Avenue, Landover, Maryland 20785. Either party may change the address at which notice shall be given by written notice given in the above manner.

XV.  EXECUTION.
     ---------

     This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

     IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    RICHARD B. STONE


                                    /s/ Richard B. Stone
                                    --------------------


                                    DART GROUP CORPORATION


                                    By:  /s/ Terry Sharp
                                         ---------------
                                    Title:  Senior Vice President
                                            Human Resources

                                SPOUSAL CONSENT

          By her signature below, the spouse of Executive, if Executive be legally married as of the date of his execution of this Agreement, acknowledges that she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement.


                              ________________________
                              Spouse's Signature


                              ________________________
                              Printed Name


                              Dated:__________________



          By his or her signature below, Executive represents that he or she is not legally married as of the date of execution of this Agreement.


                              ________________________
                              Executive's Signature


                              Dated:__________________

                                   Exhibit A
                                   ---------

                               OPTION ADJUSTMENTS
                               ------------------

I.        Generally.  The Exercise Price and the number of shares of purchasable
          ---------
upon the exercise of an option are subject to adjustment from time to time as provided in this Exhibit A as follows:

          (a) If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the shares (whether in the form of cash, shares, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or there shall occur any other fundamental change or event in respect of the shares or a sale of substantially all the assets of the Company as an entirety, then the Company shall:

               (1) equitably and proportionately adjust (a) the number and type of shares subject to the then outstanding options, and (b) the Exercise Price of the options; or

               (2) in the case of an extraordinary dividend or other distribution, split-up, or spin-off, make an appropriate, equitable provision for a distribution upon exercise of the options of equivalent value (in property, securities or cash) to the distribution to shareholders; or

               (3) in the case of a merger, combination or other reorganization that the Company does not survive, or in a sale of assets, provide for the substitution or exchange of the options (or the shares deliverable on exercise of the options) for a right to acquire the consideration payable to holders of other shares of the Company upon or in respect of such event;

provided, however, in each case, that no such adjustment shall fail to provide,
--------  -------
upon a merger or other reorganization or similar event of the type described above that the Company does not legally survive, for a conversion of the options into a right to acquire at least as favorable to Executive as that distributed or payable upon or in respect of such event in respect of the number of shares as to which the options is or thereafter may be exercised, with appropriate, proportionate and equitable adjustments to the Exercise Price and any other affected features.

          If, in the case of any such event, the stock or other securities or property receivable thereupon by shareholders of the Company includes shares of stock or other securities or property of or from an entity other than a successor legally bound hereby, such other entity shall execute and deliver for the benefit of Executive an agreement to be bound hereby, together with such additional provisions to protect the interests of Executive as the Company shall reasonably consider necessary by reason of the foregoing or as the Company may otherwise provide.

          The provisions of Section I(a) and (b) of this Exhibit A shall bind Executive to the adjustments or substitutions made by the Company in good faith in accordance with the terms hereof. These provisions also shall apply to any successive recapitalization, reorganization or other change.

          (b) If any options or other right under this options is not exercised prior to a dissolution of the Company, express provision shall be made in the plan of dissolution or otherwise for the substitution or other settlement of the options for the payment of the fair value thereof, or upon exercise, for the payment of value equivalent to that paid in the dissolution to the holders of a like number of shares as then are subject to the options.

          (c) Except as provided herein, adjustments under Section I(a) or (b) of this Exhibit A shall become effective immediately after the record date for the determination of shareholders entitled to receive the applicable rights contemplated thereby.

          (d) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price per Share; provided, that any adjustments which by reason of this
                 --------
subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section I of Exhibit A shall be made to the nearer cent or to the nearer one-hundredth of a Share, as the case may be. The Company shall not be required to issue any fractional share, but any fractional share interest shall be paid in cash equal to the fair market value of the applicable percentage of a share in lieu thereof or, at the Company's election, paid in a fractional or whole Share.

          (e) Anything in this Section I of this Exhibit A to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price or increase in the number of shares purchasable upon exercise of the options, in addition to those required by this Section, as it in its discretion shall reasonably determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

II.       Notices to Optionee.
          -------------------

          (a) Adjustments.  Upon any adjustment of the Exercise Price or the
              -----------
number of shares Executive shall be entitled to purchase upon exercise thereof pursuant to Section I of this Exhibit A, the Company within 20 days thereafter shall (i) mail to Executive (at the address last appearing on the Company's records for such purposes) a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and the adjusted number of shares (or fraction thereof) purchasable upon exercise of the options and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

          (b) Distributions; Certain Major Events.  If:
              -----------------------------------

               (i) the Company shall declare a dividend (or any other distribution) payable to the holders of shares otherwise than in cash; or

               (ii) the Company shall authorize the granting to the holders of shares of rights to subscribe for or purchase any shares of any class or of any other rights; or

               (iii) the Company shall authorize any reclassification or change of the shares (other than a subdivision or combination of its outstanding shares), or any reclassification, consolidation, merger or other reorganization to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

               (iv) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to Executive, (at the address last appearing on the Company's records for such purposes), at least 20 days prior to the applicable record date or effective date hereinafter specified, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, reorganization, con veyance, transfer, dissolution, liquidation or winding up. If any action referred to in this subsection II(b) requires the approval of holders of shares, the Company shall cause notice of the proposed action and the record date for the determination of holders of shares entitled to vote on such matter to be mailed to Executive (at such address), at least 20 days prior to such record date, by first class mail, postage prepaid. The failure to give any notice required by this subsection II(b) or any defect therein shall not affect the legality of any such reclassification, consolidation, merger, reorganization, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action; provided,
                                                                     --------
however, that the failure to give any notice will extend the period during which
-------
the options may be exercised by a like number of days and during which the holder is entitled to receive securities or other property, as the case may be, upon exercise of the options.

Notational Record of Exercise:

==============================================================================
          Date                Number of shares           Amount Received
------------------------ ------------------------- ---------------------------

------------------------ ------------------------- ---------------------------

------------------------ ------------------------- ---------------------------

------------------------ ------------------------- ---------------------------

------------------------ ------------------------- ---------------------------

======================== ========================= ===========================

                                   Exhibit B
                                   ---------

                           FORM OF EXERCISE OF OPTION

                ( To be executed upon each exercise of Option )

          The undersigned hereby irrevocably elects to exercise the right, evidenced by the Employment Agreement dated as of ___________________, 1998 (the "Agreement"), to purchase _________ shares (the "shares") and herewith tenders payment in full for such shares as follows: [check applicable box(es)

    [_]   by certified or official bank check payable to the order of Dart
Group, Inc.] in the amount of $______________

    [_]   by electronic funds transfer in the amount of $______________

    [_]   by delivery of ___________ shares with a value of $__________ per share, or $______________ in the aggregate.

in accordance with the terms of the Agreement.

Executive requests that a certificate for such shares be registered to Executive and delivered to:
_______________________________________________________________.

If said number of shares is less than all of the shares purchasable under the Agreement, Executive represents that it has made (and authorizes the Company to likewise make) notation of the partial exercise and the date hereof on its executed copy of the Agreement.

Executive (a) acknowledges that the shares have not been registered under the Securities Act of 1933 or any applicable state laws and may be sold or otherwise transferred only in compliance with such laws, and (b) represents that he will comply with all such laws as to any transactions with respect to the shares.

Dated:

_________________________

_________________________
Insert Taxpayer I.D. No.
 of Executive)

To be completed by Corporation after the price, value (if applicable) and receipt of funds verified:

ACCEPTED BY:
DART GROUP CORPORATION

By: ___________________________

Its: __________________________